Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-173727) of NIKE, Inc of our report dated November 21, 2024 appearing in this Annual Report on Form 11-K of the 401(K) Savings and Profit Sharing Plan for Employees of NIKE, Inc. for the year ended May 31, 2024.

/s/ Crowe LLP

New York, New York

November 21, 2024